UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

December 2, 2015

Date of Report (Date of earliest event reported)

CROWN MEDIA HOLDINGS, INC.

(Exact name of registrant as specified in charter)

Delaware	000-30700	84-1524410
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12700 Ventura Boulevard

Studio City, California 91604

(Address of principal executive offices) (Zip Code)

(818) 755-2400

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 2, 2015, Timothy Griffith and Steve Doyal announced their intent to retire from the Board of Directors of Crown Media Holdings, Inc. (the “Company”), effective December 31, 2015, concurrent with their retirements from Hallmark Cards, Incorporated (“Hallmark”).

On December 2, 2015, upon the recommendation of its Nominating Committee, the Board of Directors of the Company (the “Board”) appointed James Shay and Molly Biwer to join the Board, effective January 1, 2016.  Mr. Shay will also serve as a member of the Board’s Finance Committee at such time.

Mr. Shay is currently Executive Vice President —Finance at Hallmark, and will become Executive Vice President- Chief Financial Officer of Hallmark effective January 1, 2016.  In this role, Mr. Shay will be responsible for providing strategic financial leadership, and directing and overseeing all financial activities for Hallmark. He will also work closely with Hallmark’s chief executive officer and president in analyzing and implementing major new business initiatives.  Mr. Shay joined Hallmark in 2015 after serving as chief financial officer of Great Plains Energy and Kansas City Power & Light (“KCP&L”) since 2010.  Prior to joining KCP&L, Mr. Shay served as Chief Financial Officer for Northern Power Systems.  He has also served as Chief Financial Officer of General Electric’s Environmental Services in Kansas City and as Chief Financial Officer of BHA Group Holding.  Early in his career, he gained public accounting experience as an audit manager with KPMG Peat Marwick, and merger and acquisition experience as a managing director of Frontier Investment Banc Corp.  Mr. Shay holds a bachelor’s degree in accounting from the University of Kansas and is a certified public accountant.

Ms. Biwer is Senior Vice President of Public Affairs and Communications of Hallmark.  In this role, Ms. Biwer leads Hallmark’s communications, public relations, government affairs, and community involvement programs.  She is responsible for the Hallmark Visitors Center, Kaleidoscope — a children’s creative art experience at Crown Center — and the philanthropic activities of the Hallmark Corporate Foundation.  She also serves as a director of the Hallmark Corporate Foundation.  Ms. Biwer joined Hallmark in 2015 from Carlson Companies, Inc. (“Carlson”), a Minneapolis-based leader in the hospitality and travel industries. During her 27-year career at Carlson, she held a variety of positions in purchasing, distribution, sales, project management, customer strategy, guest experience, and loyalty programs.  She holds a bachelor degree in marketing from the University of Minnesota.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN MEDIA HOLDINGS, INC.
(Registrant)

Date: December 3, 2015	By:	/s/ Charles Stanford
Name: Charles Stanford Title: EVP & General Counsel